Exhibit 5








                                             May 30, 1996


Dime Financial Corporation
95 Barnes Road
Wallingford, Connecticut  06492

Ladies and Gentlemen:

        We have acted as counsel with respect to the Registration Statement on Form S-8 under the Securities Act of 1933, as amended, as filed by Dime Financial Corp., a Connecticut corporation (the "Corporation"), with the Securities and Exchange Commission relating to an aggregate of up to 390,000 shares of common stock, $1.00 par value, of the Corporation (the "Stock") to be issued upon exercise of options granted pursuant to the Dime Financial Corporation 1996 Stock Option and Incentive Plan (the "Stock Option Plan") and an aggregate of up to 110,000 shares of Stock to be issued upon exercise of options granted pursuant to the Dime Financial Corporation 1996 Stock Option Plan for Outside Directors (the "Directors' Plan", and together with the Stock Option Plan, the "Plans").

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Plans and such other documents, corporate records, and other instruments as we have deemed necessary or advisable for purposes of the opinion set forth below. We have assumed the genuineness of the signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity to all corresponding originals of all documents submitted to us as copies.

        Based on the foregoing, we are of the opinion that the Stock to be issued under the Plans will, when so issued pursuant to the provisions of the Plans and when payment of the agreed upon consideration for the Stock has been received by the Corporation, be validly issued, fully paid and non-assessable (assuming that, at the time of such issuance, the Corporation has a sufficient number of authorized and unissued shares or treasury shares available for such issuance).

        We are members of the bar of the State of Connecticut and express no opinion to any matter relating to any law other than the law of the State of Connecticut.





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Dime Financial Corporation
May 30, 1996
Page 2


        We consent to the use of this opinion as Exhibit 5 to the aforesaid Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

                                             Very truly yours,



                                             DAY, BERRY & HOWARD